UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/15/2012

Fairchild Semiconductor International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15181

Delaware	043363001
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3030 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

408-822-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a meeting of the board of directors of Fairchild Semiconductor International, Inc. (the "Corporation") that took place on August 15, 2012, the board voted to amend the Corporation's bylaws to effect to the following changes: Amendment to Section 1.1.4. The last sentence of Section 1.1.4 was deleted in its entirety. The deleted text stated, "Section 1.1.4 shall be effective only if cumulative voting is not in effect with respect to the director election in question". This section was deleted because the stockholders voted to eliminate cumulative voting at the Corporation's annual meeting in 2011. Amendment to Section 2.2.3. This section was amended to allow the president, the chairman or any two members of the board to call a special meeting of the board of directors on one calendar day's notice. The amended provision eliminates "telegram" as a means of providing notice but adds notification by express mail and email. A complete version of the Corporation's bylaws, as amended, is included with this Form 8-K as Exhibit 3.01(ii).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: August 21, 2012	By:	/s/ Paul D. Delva
Paul D. Delva
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.01(ii)	Bylaws of Fairchild Semiconductor International, Inc.